Term Sheet
To underlying supplement No. 1 dated September 29, 2009,
product supplement AF dated September 29, 2009,
prospectus supplement dated September 29, 2009 and
prospectus dated September 29, 2009
Term Sheet No. 1042AF Registration Statement No. 333-162195 Dated December 14, 2010; Rule 433

Deutsche Bank AG

Structured Investments
Deutsche Bank
$
Buffered Return Enhanced Notes Linked to a Weighted Basket Consisting of the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index and the TOPIX® Index and Related Currencies due January 6, 2012

General
•
The notes are designed for investors who seek a return of two times the appreciation of a weighted diversified basket of three international indices consisting of the Dow Jones EURO STOXX 50® Index (“SX5E”), the FTSE™ 100 Index (“UKX”) and the TOPIX® Index (“TPX”), each of which is subject to a different Maximum Return, as described below, and is multiplied by the performance of its respective currency against the U.S. dollar. The notes do not pay coupons or dividends and investors should be willing to lose some or all of their investment if one or more of the Basket Components decline by more than 10.00%.

•	Senior unsecured obligations of Deutsche Bank AG, London Branch maturing January 6, 2012†.
•	Minimum purchase of $10,000. Minimum denominations of $1,000 (the “Face Amount”) and integral multiples thereof.
•	The notes are expected to price on or about December 17, 2010 (the “Trade Date”) and are expected to settle on or about December 22, 2010 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Basket:
The notes are linked to a weighted basket consisting of three components (each a “Basket Component,” and together, the “Basket Components”). Each Basket Component includes an international index (each a “Component Underlying,” and together, the “Component Underlyings”) and the spot exchange rate of the related currency (each a “Component Currency,” and together, the “Component Currencies”) against the U.S. dollar, as set forth below.

	Component Underlying	Ticker	Component Weighting	Maximum Return*	Initial Underlying Level	Component Currency	Initial Spot Rate
	Dow Jones EURO STOXX 50® Index	SX5E	51.00%	23.00%		Euro (EURUSD)
	FTSE™ 100 Index	UKX	25.00%	16.00%		British pound sterling (GBPUSD)
	TOPIX® Index	TPX	24.00%	3.88%		Japanese yen (JPYUSD)

* The actual Maximum Return for each Basket Component will be set on the Trade Date and will not be less than the applicable percentage set forth in the table above. The maximum Payment at Maturity, based on the percentages set forth above, is $1,166.61 per $1,000 Face Amount of notes.

Currency of the Issue:	U.S. dollars
Upside Leverage Factor:	2
Downside Leverage Factor:	1.1111
Buffer Amount:	10.00%
Payment at Maturity:
The amount you will be entitled to receive at maturity is based on the Basket Return, which in turn is based on the performance of the Basket Components. At maturity, your payment per $1,000 Face Amount of notes will be calculated as follows:
$1,000 + ($1,000 x Basket Return)

Basket Return:	The sum of the products of (a) the Component Weighting of such Basket Component and (b) the Component Return of each Basket Component
Component Return:	With respect to each Basket Component, the Component Return will be calculated as follows:
	(Underlying Multiplier x Currency Multiplier - 1)	Component Return
	is greater than or equal to zero	(Underlying Multiplier x Currency Multiplier - 1) x Upside Leverage Factor, subject to the Maximum Return
	is greater than or equal to -10.00% but less than zero	zero
	is less than -10.00%	((Underlying Multiplier x Currency Multiplier - 1) + Buffer Amount) x Downside Leverage Factor
If one or more of the Basket Components decline by more than 10.00%, your return on the notes at maturity may be adversely affected and you may lose some or all of your investment at maturity.
Underlying Multiplier:	With respect to each Component Underlying, the performance of such Component Underlying from its Initial Underlying Level to its Ending Underlying Level, calculated as follows:
Ending Underlying Level
Initial Underlying Level
Initial Underlying Level:	With respect to each Component Underlying, the Index closing level on the Trade Date.
Ending Underlying Level:	With respect to each Component Underlying, the arithmetic average of the Index closing levels on each of the Averaging Dates.
Currency Multiplier:	For each Component Currency, the performance of such Component Currency from its Initial Spot Rate to its Final Spot Rate, calculated as follows: Final Spot Rate Initial Spot Rate
Spot Rate:
For each Component Currency, the official MID WM Reuters fixing at 4 pm London Time, expressed as the number of U.S. dollars per one unit of such Component Currency, subject to the provisions set forth under “Market Disruption Events Relating to the Component Currencies” in this term sheet.

Initial Spot Rate:	For each Component Currency, the Spot Rate on the Trade Date
Final Spot Rate:	For each Component Currency, the arithmetic average of the Spot Rates on the each of the Averaging Dates
Averaging Dates†:	December 27, 2011, December 28, 2011, December 29, 2011, December 30, 2011 and January 3, 2012 (the “Final Valuation Date”)
Maturity Date†:	January 6, 2012
Listing:	The notes will not be listed on any securities exchange.
CUSIP / ISIN:	2515A1 2G 5 / US2515A12G51
†Subject to postponement as described in the accompanying product supplement under “Description of Securities – Payment at Maturity – Postponement of Observation Date; Averaging Dates.”
Investing in the Buffered Return Enhanced Notes involves a number of risks.  See “Risk Factors” beginning on page 12 of the accompanying product supplement and “Selected Risk Considerations” beginning on page 8 of this term sheet.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this term sheet or the accompanying underlying supplement, the product supplement for return enhanced notes, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees(2)	Proceeds to Issuer
Per note	$1,000.00	$10.00	$990.00
Total	$	$	$
(1) Certain fiduciary accounts will pay a purchase price of $990.00 per note, and the placement agents with respect to sales made to such accounts will forgo any fees.
(2) Please see “Supplemental Plan of Distribution” in this term sheet for information about fees.
The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

JPMorgan
Placement Agent
December 14, 2010

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this term sheet together with the underlying supplement No. 1 dated September 29, 2009, product supplement AF dated September 29, 2009, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these notes are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Underlying supplement No. 1 dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200168/d424b21.pdf

Product supplement AF dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200191/d424b21.pdf

Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this term sheet, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

This term sheet, together with the documents listed above, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the notes.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the underlying supplement, product supplement, prospectus supplement, prospectus and this term sheet if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer on the date the notes are priced.  We reserve the right to change the terms of, or reject any offer to purchase the notes prior to their issuance.  In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case we may reject your offer to purchase.

What is the Payment at Maturity on the Notes Under Various Hypothetical Performance Scenarios for the Basket?

The following examples illustrate the Payment at Maturity for a $1,000 Face Amount of notes under various hypothetical performance scenarios for the Basket Components, assuming the Maximum Return for each Basket Component set forth on the cover page of this term sheet. The Underlying Multipliers, Currency Multipliers and Component Returns set forth below are expressed as percentages. The hypothetical Payment at Maturity calculations set forth below are for illustrative purposes only. You should consider carefully whether the notes are suitable to your investment goals. The numbers appearing in the following scenarios have been rounded for ease of analysis.

Scenario 1

Component Underlying	Dow Jones EURO STOXX 50® Index (SX5E)	FTSETM 100 Index (UKX)	TOPIX® Index (TPX)
Component Currency	Euro	British pound sterling	Japanese yen
Component Weighting	51.00%	25.00%	24.00%
Maximum Return	23.00%	16.00%	3.88%
Underlying Multiplier	105.00%	105.00%	105.00%
Currency Multiplier	100.00%	100.00%	100.00%
Underlying Multiplier x Currency Multiplier - 1	5.00%	5.00%	5.00%
Component Return	10.00%	10.00%	3.88%
Basket Return	(51.00% x 10.00%) + (25.00% x 10.00%) + (24.00% x 3.88%) = 8.5312%
Payment at Maturity	$1,085.31

In Scenario 1, the Underlying Multiplier for each Component Underlying is 105.00%, indicating that each Component Underlying has appreciated by 5.00% from its Initial Underlying Level to its Ending Underlying Level, and the Currency Multiplier for each Component Currency is 100.00%, indicating that the Initial Spot Rate is the same as the Final Spot Rate for each Component Currency.

Because the product of the Underlying Multiplier and the Currency Multiplier minus one for each Basket Component is greater than zero, the Component Return for each Basket Component is calculated as follows:

Component Return = (Underlying Multiplier x Currency Multiplier - 1) x Upside Leverage Factor,

subject to the Maximum Return

Therefore, the Component Returns are 10.00% for the SX5E/Euro and UKX/British pound sterling Basket Components and 3.88% for the TPX/Japanese yen Basket Component, and the Basket Return and Payment at Maturity are calculated as follows:

Basket Return =	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
=	(51.00% x 10.00%) + (25.00% x 10.00%) + (24.00% x 3.88%)
=	8.5312%
Payment at Maturity =	$1,000 + ($1,000 x Basket Return)
=	$1,000 + ($1,000 x 8.5312%)
=	$1,085.31

Scenario 2

Component Underlying	Dow Jones EURO STOXX 50® Index (SX5E)	FTSETM 100 Index (UKX)	TOPIX® Index (TPX)
Component Currency	Euro	British pound sterling	Japanese yen
Component Weighting	51.00%	25.00%	24.00%
Maximum Return	23.00%	16.00%	3.88%
Underlying Multiplier	100.00%	100.00%	100.00%
Currency Multiplier	105.00%	105.00%	105.00%
Underlying Multiplier x Currency Multiplier - 1	5.00%	5.00%	5.00%
Component Return	10.00%	10.00%	3.88%
Basket Return	(51.00% x 10.00%) + (25.00% x 10.00%) + (24.00% x 3.88%) = 8.5312%
Payment at Maturity	$1,085.31

In Scenario 2, the Underlying Multiplier for each Component Underlying is 100.00%, indicating that the Initial Underlying Level is the same as the Ending Underlying Level for each Component Underlying. The Currency Multiplier for each Component Currency is 105.00%, indicating that each Component Currency has strengthened against the U.S. dollar such that the Final Spot Rate for each Component Currency has appreciated from its Initial Spot Rate by 5.00%.

Because the product of the Underlying Multiplier and the Currency Multiplier minus one for each Basket Component is greater than zero, the Component Return for each Basket Component is calculated as follows:

Component Return = (Underlying Multiplier x Currency Multiplier - 1) x Upside Leverage Factor,

subject to the Maximum Return

Therefore, the Component Returns are 10.00%, 10.00% and 3.88% for the SX5E/Euro, UKX/British pound sterling and TPX/Japanese yen Basket Components, respectively, and the Basket Return and Payment at Maturity are calculated as follows:

Basket Return =	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
=	(51.00% x 10.00%) + (25.00% x 10.00%) + (24.00% x 3.88%)
=	8.5312%
Payment at Maturity =	$1,000 + ($1,000 x Basket Return)
=	$1,000 + ($1,000 x 8.5312%)
=	$1,085.31

Scenario 3

Component Underlying	Dow Jones EURO STOXX 50® Index (SX5E)	FTSETM 100 Index (UKX)	TOPIX® Index (TPX)
Component Currency	Euro	British pound sterling	Japanese yen
Component Weighting	51.00%	25.00%	24.00%
Maximum Return	23.00%	16.00%	3.88%
Underlying Multiplier	110.00%	110.00%	110.00%
Currency Multiplier	110.00%	110.00%	110.00%
Underlying Multiplier x Currency Multiplier - 1	21.00%	21.00%	21.00%
Component Return	23.00%	16.00%	3.88%
Basket Return	(51.00% x 23.00%) + (25.00% x 16.00%) + (24.00% x 3.88%) = 16.661%
Payment at Maturity	$1,166.61

In Scenario 3, the Underlying Multiplier for each Component Underlying is 110.00%, indicating that each Component Underlying has appreciated by 10.00% from its Initial Underlying Level to its Ending Underlying Level, and the Currency Multiplier for each Component Currency is 110.00%, indicating that each Component Currency has strengthened against the U.S. dollar such that the Final Spot Rate for each Component Currency has appreciated from its Initial Spot Rate by 10.00%.

Because the product of the Underlying Multiplier and the Currency Multiplier minus one for each Basket Component is greater than zero, the Component Return for each Basket Component is calculated as follows:

Component Return = (Underlying Multiplier x Currency Multiplier - 1) x Upside Leverage Factor,

subject to the Maximum Return

Therefore, the Component Return for each Basket Component is equal to the applicable Maximum Return, or 23.00%, 16.00% and 3.88% for the SX5E/Euro Basket Component, the UKX/British pound sterling Basket Component and the TPX/Japanese yen Basket Component, respectively. The Basket Return and Payment at Maturity are calculated as follows:

Basket Return =	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
=	(51.00% x 23.00%) + (25.00% x 16.00%) + (24.00% x 3.88%)
=	16.661%
Payment at Maturity =	$1,000 + ($1,000 x Basket Return)
=	$1,000 + ($1,000 x 16.661%)
=	$1,166.61

This represents the maximum Payment at Maturity on the notes.

Scenario 4

Component Underlying	Dow Jones EURO STOXX 50® Index (SX5E)	FTSETM 100 Index (UKX)	TOPIX® Index (TPX)
Component Currency	Euro	British pound sterling	Japanese yen
Component Weighting	51.00%	25.00%	24.00%
Maximum Return	23.00%	16.00%	3.88%
Underlying Multiplier	90.00%	90.00%	90.00%
Currency Multiplier	110.00%	90.00%	90.00%
Underlying Multiplier x Currency Multiplier - 1	-1.00%	-19.00%	-19.00%
Component Return	0.00%	-10.00%	-10.00%
Basket Return	(51.00% x 9.00%) + (25.00% x -10.00%) + (24.00% x -10.00%) = -0.31%
Payment at Maturity	$996.90

In Scenario 4, the Underlying Multiplier is 90.00% for each of the SX5E, UKX and TPX, indicating that each has declined 10.00% from its Initial Underlying Level to its Ending Underlying Level. The Currency Multiplier is 110.00% for the Euro and 90.00% for each of the British pound sterling and the Japanese yen, indicating that the Euro has strengthened against the U.S. dollar such that the Final Spot Rate for the Euro has appreciated from its Initial Spot Rate by 10.00%, while the British pound sterling and the Japanese yen have weakened against the U.S. dollar such that the Final Spot Rate for each such Component Currency has declined from its Initial Spot Rate by 10.00%.

For the SX5E/Euro Basket Component, the product of the Underlying Multiplier and the Currency Multiplier minus one is greater than -10.00% but less than zero so the Component Return is zero.

For the UKX/British pound sterling Basket Component and the TPX/Japanese yen Basket Component, the product of the Underlying Multiplier and the Currency Multiplier minus one is less than -10.00% so the Component Return for each such Basket Component is calculated as follows:

Component Return = ((Underlying Multiplier x Currency Multiplier - 1) + Buffer Amount)

x Downside Leverage Factor

Therefore, the Component Returns are 0.00%, -10.00% and -10.00% for the SX5E/Euro, UKX/British pound sterling and TPX/Japanese yen Basket Components, respectively, and the Basket Return and Payment at Maturity are calculated as follows:

Basket Return =	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
=	(51.00% x 0.00%) + (25.00% x -10.00%) + (24.00% x -10.00%)
=	-0.31%
Payment at Maturity =	$1,000 + ($1,000 x Basket Return)
=	$1,000 + ($1,000 x -0.31%)
=	$996.90

Scenario 5

Component Underlying	Dow Jones EURO STOXX 50® Index (SX5E)	FTSETM 100 Index (UKX)	TOPIX® Index (TPX)
Component Currency	Euro	British pound sterling	Japanese yen
Component Weighting	51.00%	25.00%	24.00%
Maximum Return	23.00%	16.00%	3.88%
Underlying Multiplier	95.00%	95.00%	95.00%
Currency Multiplier	95.00%	95.00%	95.00%
Underlying Multiplier x Currency Multiplier - 1	-9.75%	-9.75%	-9.75%
Component Return	0.00%	0.00%	0.00%
Basket Return	(51.00% x 0.00%) + (25.00% x 0.00%) + (24.00% x 0.00%) = 0.00%
Payment at Maturity	$1,000.00

In Scenario 5, the Underlying Multiplier for each Component Underlying is 95.00%, indicating that each Component Underlying has declined by 5.00% from its Initial Underlying Level to its Ending Underlying Level, and the Currency Multiplier for each Component Currency is 95.00%, indicating that each Component Currency has weakened against the U.S. dollar such that the Final Spot Rate for each Component Currency has declined from its Initial Spot Rate by 5.00%.

Because the product of the Underlying Multiplier and the Currency Multiplier minus one for each Basket Component is less than zero but greater than or equal to -10.00%, the Component Return for each Basket Component is equal to zero and the Basket Return and Payment at Maturity are calculated as follows:

Basket Return =	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
=	(51.00% x 0.00%) + (25.00% x 0.00%) + (24.00% x 0.00%)
=	0.00%
Payment at Maturity =	$1,000 + ($1,000 x Basket Return)
=	$1,000 + ($1,000 x 0.00%)
=	$1,000.00

Scenario 6

Component Underlying	Dow Jones EURO STOXX 50® Index (SX5E)	FTSETM 100 Index (UKX)	TOPIX® Index (TPX)
Component Currency	Euro	British pound sterling	Japanese yen
Component Weighting	51.00%	25.00%	24.00%
Maximum Return	23.00%	16.00%	3.88%
Underlying Multiplier	80.00%	70.00%	90.00%
Currency Multiplier	90.00%	90.00%	95.00%
Underlying Multiplier x Currency Multiplier - 1	-28.00%	-37.00%	-14.50%
Component Return	-20.00%	-30.00%	-5.00%
Basket Return	(51.00% x -20.00%) + (25.00% x -30.00%) + (24.00% x -5.00%) = -18.90%
Payment at Maturity	$811.00

In Scenario 6, the Underlying Multiplier is 80.00% for the SX5E, 70.00% for the UKX and 90.00% for the TPX, indicating that the SX5E has declined by 20.00%, the UKX has declined by 30.00% and the TPX has declined by 10.00%, each from its Initial Underlying Level to its Ending Underlying Level. The Currency Multiplier is 90.00% for each of the Euro and the British pound sterling and 95.00% for the Japanese yen, indicating that the Euro and the British pound sterling have weakened against the U.S. dollar such that the Final Spot Rate for each such Component Currency has declined from its Initial Spot Rate by 10.00%, while the Japanese yen has also weakened against the U.S. dollar such that its Final Spot Rate has declined from its Initial Spot Rate by 5.00%.

Because the product of the Underlying Multiplier and the Currency Multiplier minus one for each Basket Component is less than -10.00%, the Component Return for each Basket Component is calculated as follows:

Component Return = ((Underlying Multiplier x Currency Multiplier - 1) + Buffer Amount)
x Downside Leverage Factor

Therefore, the Component Returns are -20.00%, -30.00% and -5.00% for the SX5E/Euro, UKX/British pound sterling and TPX/Japanese yen Basket Components, respectively, and the Basket Return and Payment at Maturity are calculated as follows:

Basket Return =	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
=	(51.00% x -20.00%) + (25.00% x -30.00%) + (24.00% x -5.00%)
=	-18.90%
Payment at Maturity =	$1,000 + ($1,000 x Basket Return)
=	$1,000 + ($1,000 x -18.90%)
=	$811.00

Selected Purchase Considerations

•
APPRECIATION POTENTIAL — The notes provide the opportunity for potentially enhanced returns by multiplying the product of the Underlying Multiplier and the Currency Multiplier for each Basket Component by 2, up to the Maximum Return of 23.00% for the SX5E/Euro Basket Component, 16.00% for the UKX/British pound sterling Basket Component and 3.88% for the TPX/Japanese yen Basket Component. The actual Maximum Return for each Basket Component will be set on the Trade Date and will not be less than the applicable Maximum Return percentage specified in this term sheet. Accordingly, the maximum Payment at Maturity, based on these assumed Maximum Returns, is expected to be $1,166.61 for every $1,000 Face Amount of notes. Because the notes are our senior unsecured debt obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

•
LIMITED PROTECTION AGAINST LOSS — Payment at Maturity of the notes is protected against a decline of up to 10% in the value of each Basket Component. If the product of the Underlying Multiplier and the Currency Multiplier minus one for any Basket Component is less than -10.00%, for every 1.00% that such amount is less than -10.00%, the Component Return for such Basket Component will be reduced by 1.1111%.

•
DIVERSIFICATION AMONG THE BASKET COMPONENTS — The return on the notes is linked to a weighted basket consisting of three Basket Components. Each Basket Component is composed of an international index, each of which we refer to as a Component Underlying, and the spot exchange rate of a related currency, each of which we refer to as a Component Currency, against the U.S. dollar. The Component Underlyings are the SX5E, the UKX and the TPX. The SX5E consists of 50 component stocks of market sector leaders from within the Eurozone. Because the Basket Component linked to the SX5E makes up 51.00% of the weighted basket, we expect that generally the market value of your notes and your Payment at Maturity will depend significantly on the performance of the SX5E and its related currency, the Euro. The UKX measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the London Stock Exchange. The TPX consists of all common stocks listed on the First Section of the Tokyo Stock Exchange that have an accumulative length of listing of at least six months. The TPX is a weighted index, the component stocks of which are reviewed and selected every six months, with the market price of each component stock multiplied by the number of shares listed. The notes are in no way sponsored, endorsed, sold or promoted by the sponsors of Component Underlyings and such sponsors will have no liability with respect to the notes. For additional information about each Component Underlying, see the information set forth under “The Dow Jones EURO STOXX 50,” “The FTSETM 100 Index” and “The Tokyo Stock Price Index” in the accompanying underlying supplement No. 1.

•
TAX CONSEQUENCES — You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” which contains the opinion of our special tax counsel, Davis Polk & Wardwell LLP, with respect to the tax consequences of an investment in the notes. Although the tax consequences of an investment in the notes are uncertain, based on that opinion we believe it is reasonable to treat the notes as prepaid financial contracts for U.S. federal income tax purposes. Under this treatment, you should not recognize taxable income or loss prior to the maturity of your notes, other than pursuant to a sale or exchange. Your gain or loss on the notes should be capital gain or loss and should be long-term capital gain or loss if you have held the notes for more than one year. If, however, the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the notes, the tax consequences of ownership and disposition of the notes might be affected materially and adversely. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the tax treatment described in this term sheet and the accompanying product supplement.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Recently enacted legislation requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns, generally for tax years beginning in 2011, unless a regulatory exemption is provided.  Individuals who purchase the notes should consult their tax advisers regarding this legislation.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the notes.

For a discussion of certain German tax considerations relating to the notes, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. Prospective investors should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Component Currencies, the Component Underlyings or any of the stocks comprising the Component Underlyings. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

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YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of your investment. The return on the notes at maturity is linked to the performance of the Basket Components as reflected by the Basket Return. The Basket Return will be determined based on the Component Returns, which in turn depend on the performance of the Component Underlyings and the Component Currencies and Component Weightings. If the product of any Component Underlying and the corresponding Component Currency minus one is less than -10.00%, your investment will be exposed on a leveraged basis to the decline in the value of such Basket Component. In particular, if any Component Underlying declines in value from its Initial Underlying Level to its Ending Underlying Level, your returns could be adversely affected. Similarly, if the U.S. dollar appreciates in value against any of the Euro, British pound sterling or Japanese yen such that the Final Spot Rate of one or more of the Component Currencies is less than the Initial Spot Rate for such Component Currency, your returns could be adversely affected and you could lose some or all of your investment.

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YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED — The Component Return for each Basket Component will not exceed a predetermined percentage, regardless of the appreciation, which may be significant, in the Component Underlying or the Component Currency comprising such Basket Component. We refer to this percentage for each Basket Component as the Maximum Return for such Basket Component, which will be set on the Trade Date and will not be less than 23.00%, 16.00% and 3.88% for the SX5E/Euro Basket Component, the UKX/British pound sterling Basket Component and the TPX/Japanese yen Basket Component, respectively. Assuming the Maximum Return for each Basket Component is equal to the applicable percentage set forth in the immediately preceding sentence, your Payment at Maturity will not exceed $1,166.61 for each $1,000 Face Amount of notes.

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CREDIT OF THE ISSUER — The notes are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the notes, including any Payment at Maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the notes and in the event Deutsche Bank AG were to default on its obligations you may not receive the Payment at Maturity owed to you under the terms of the notes.

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TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES MAY IMPAIR THE VALUE OF THE NOTES — We or one or more of our affiliates may hedge our exposure from the notes by entering into equity, equity derivative, foreign exchange and currency derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the levels of the Basket Components and make it less likely that you will receive a positive return on your investment in the notes. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the notes declines. We or our affiliates may also engage in trading in instruments linked to the Component Underlyings or the Component Currencies on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the Component Underlyings or the Component Currencies. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the notes. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investors in the notes.

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CHANGES IN THE VALUES OF THE COMPONENT UNDERLYINGS AND THE EXCHANGE RATES OF THE COMPONENT CURRENCIES MAY OFFSET EACH OTHER — Movements in the levels of the Component Underlyings and movements in the exchange rates of the Component Currencies may not correlate with each other. At a time when the level of one or more of the Component Underlyings increases and/or one or more of the Component Currencies appreciates against the U.S. dollar, the level of the other Component Underlyings may not increase as much or may decline and/or one or more of the Component Currencies may not appreciate as much or may weaken against the U.S. dollar. Therefore, in calculating the Basket Return, increases in the value of one or more of the Component Underlyings and/or increases in the level of one or more of the Component Currencies against the U.S. dollar may be moderated, offset or more than offset by lesser increases or declines in the level of the other Component Underlyings and/or the value of the other Component Currencies against the U.S. dollar.

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THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK — Foreign currency exchange rates vary over time, and may vary considerably during the term of the notes. If the U.S. dollar strengthens against any of the Component Currencies during the term of the notes, your return will be adversely affected. The relative values of the U.S. dollar and each of the Component Currencies are at any moment a result of the supply and demand for such currencies. Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the country or countries in which such currency is used, and economic and political developments in other relevant countries. Of particular importance to currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments in the United States, the Eurozone countries, the United Kingdom, Japan and between each country and its major trading partners; and

•	the extent of governmental surplus or deficit in the United States and the Eurozone countries, the United Kingdom, and Japan.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the United States, the Eurozone countries, the United Kingdom, Japan and those of other countries important to international trade and finance.

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IF THE LIQUIDITY OF THE COMPONENT CURRENCIES IS LIMITED, THE VALUE OF THE NOTES WOULD LIKELY BE IMPAIRED — Currencies and derivatives contracts on currencies may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the Averaging Dates would likely have an adverse effect on the Final Spot Rate for each Component Currency, and therefore, on the return on your notes. Limited liquidity relating to any Component Currency may also result in Deutsche Bank AG, London Branch, as calculation agent, being unable to determine the Basket Return using its normal means. The resulting discretion by the calculation agent in determining the Basket Return could, in turn, result in potential conflicts of interest.

•	THE NOTES DO NOT PAY COUPONS — Unlike ordinary debt securities, the notes do not pay coupons and do not guarantee any return of your investment at maturity.

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NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of stocks comprising any Component Underlying would have.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the Payment at Maturity described in this term sheet is based on the full Face Amount of your notes, the original issue price of the notes includes the agent’s commission and the projected profit included in the cost of hedging our obligations under the notes through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Deutsche Bank (or its affiliates), will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

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RISKS ASSOCIATED WITH INVESTMENTS IN SECURITIES INDEXED TO THE VALUE OF FOREIGN EQUITY SECURITIES — Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including the risk of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

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LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. Deutsche Bank (or its affiliates) may offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Deutsche Bank (or its affiliates) is willing to buy the notes. If you have to sell your notes prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. In performing these roles, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes.

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WE AND OUR AFFILIATES AND AGENTS, OR JPMORGAN CHASE & CO. AND ITS AFFILIATES, MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE VALUE OF THE BASKET COMPONENTS TO WHICH THE NOTES ARE LINKED OR THE VALUE OF THE NOTES — We, our affiliates and agents, and J.P. Morgan Chase & Co. and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the notes. We, our affiliates and agents, or J.P. Morgan Chase & Co. and its affiliates, may publish research or other opinions that are inconsistent with the investment view implicit in the notes. Any research, opinions or recommendations expressed by us, our affiliates or agents, or J.P. Morgan Chase & Co. or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the Component Underlyings and Component Currencies to which the notes are linked.

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MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES — In addition to the levels of the Component Underlyings and the exchange rates of the Component Currencies relative to the U.S. dollar on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Component Underlyings;
•	the time to maturity of the notes;
•	the dividend rates on the stocks comprising the Component Underlyings;
•	interest and yield rates in the market generally;
•	the volatility of the exchange rates between the U.S. dollar, the Euro, the British pound sterling and the Japanese yen;
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geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the stocks comprising the Component Underlyings or stock markets generally and which may affect the levels of the Component Underlyings; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCLEAR — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the notes, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the notes are uncertain, and the IRS or a court might not agree with the treatment of the notes as prepaid financial contracts. If the IRS were successful in asserting an alternative treatment for the notes, the tax consequences of ownership and disposition of the notes might be affected materially and adversely. In addition, as described above under “Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the notes. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Prospective investors should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Use of Proceeds and Hedging

Part of the net proceeds we receive from the sale of the notes will be used in connection with hedging our obligations under the notes through one or more of our affiliates. The hedging or trading activities of our affiliates on or prior to the Trade Date and on the Averaging Dates could adversely affect the value of the Basket and, as a result, could decrease the amount you may receive on the notes at maturity.

Market Disruption Events Relating to the Component Currencies

The calculation agent may, in its sole discretion, determine that an event has occurred that prevents it from valuing one or more of the Component Currencies in the manner initially provided for herein. These events may include disruptions or suspensions of trading in the markets as a whole or general inconvertibility or non-transferability of one or more Component Currencies. If the calculation agent, in its sole discretion, determines that any of these events prevents us or our affiliates from properly hedging our obligations under the notes or prevents the calculation agent from determining such value in the ordinary manner, the calculation agent will determine such value in good faith and in a commercially reasonable manner, and it is possible that the Averaging Dates and Maturity Date may be postponed, which may adversely affect the return on your notes. For example, if the source for the exchange rate of a Component Currency is not available on any Averaging Date, the calculation agent may determine the Spot Rate for such date, and such determination may adversely affect the return on your notes.

Historical Information

The following graphs set forth the historical performance of each Component Underlying from December 9, 2005 through December 10, 2010 and the historical performance of each Component Currency based on the exchange rates of such Component Currency with respect to the U.S. dollar (expressed as the number of U.S. dollars per one unit of such Component Currency) from December 9, 2005 through December 10, 2010. We obtained the closing levels of the Component Underlyings and the exchange rates of the Component Currencies below from Bloomberg, and we have not participated in the preparation of, or verified, such information.

Component Underlying	Closing Level (December 10, 2010)	Component Currency	Exchange Rate (December 10, 2010)
Dow Jones EURO STOXX 50® Index	2,839.53	Euro (EURUSD)	1.3249
FTSE™ 100 Index	5,812.95	British pound sterling (GBPUSD)	1.5846
TOPIX® Index	888.22	Japanese yen (JPYUSD)	0.0119632

The historical levels of the Component Underlyings and the historical exchange rates of the Component Currencies should not be taken as an indication of future performance, and no assurance can be given as to the closing levels of the Component Underlyings on any Averaging Date or as to the exchange rates of the Component Currencies with respect to the U.S. dollar on any Averaging Date. We cannot give you assurance that the performance of the Component Underlyings or the Component Currencies will result in the return of any of your initial investment.

5000
4500
4000
3500
3000
2500
2000
1500
1000
500
0
Closing Level
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10

Source: Bloomberg

EUR/USD Spot Rate

1.8
1.6
1.4
1.2
1
0.8
0.6
0.4
0.2
0
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10

Source: Bloomberg

Historical Performance of the FTSE™ 100 Index (UKX)

8000
7000
6000
5000
4000
3000
2000
1000
0
Closing Level
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10

Source: Bloomberg

GBP/USD Spot Rate

2.5
2
1.5
1
0.5
0
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10

Source: Bloomberg

Supplemental Plan of Distribution

JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC will act as placement agents for the notes and will receive a fee from the Issuer that will not exceed $10.00 per $1,000 Face Amount of notes.